EXHIBIT 99.1

                                October 22, 2004

             Georgia Bank Financial Reports Third Quarter Earnings;

     Georgia Bank Financial Corporation (OTCBB:GBFP), the holding company for Georgia Bank & Trust Company of Augusta, today reported quarterly net income of $2.3 million for the three months ended September 30, 2004 compared to $2.1 million in the third quarter of 2003, an increase of 10.7 percent. Diluted earnings per share for the third quarter of 2004 were $0.44 versus $0.39 for the third quarter of 2003, a 12.8 percent increase.

     Net income for the nine months ended September 30, 2004 totaled $6.5 million, a 9.4 percent increase over the $5.9 million reported in the same period of 2003. Diluted earnings per share for the nine months ended September 30, 2004 were $1.22 versus $1.11 per share for the nine months ended September 30, 2003, a 9.9 percent increase. Return on average assets was 1.34 percent for the third quarter of 2004 and return on average shareholders' equity was 16.78 percent. For the first nine months of 2004, return on average assets was 1.30 percent and return on average shareholder's equity was 15.61 percent.

     "The net income for the third quarter represents another quarter of strong financial performance for Georgia Bank Financial Corporation. In an environment of lower mortgage loan volumes and rising interest rates, we are pleased with these results," stated R. Daniel Blanton, President and Chief Executive Officer.

     Net interest income for the first nine months of 2004, a measure of core earnings, was $18.9 million, up 13.6 percent from the $16.7 million in the comparable nine months in 2003. Noninterest income, reflecting the lower volumes of mortgage origination during the first nine months of 2004, was $9.4 million, down from $11.5 million in the first nine months of 2003. Noninterest expense was down to $17.7 million from $18.0 million for the comparable period in 2003.

     "The combination of loan growth and improvement in the net interest margin over the prior year created strong growth in net interest income over the prior year quarter. Net interest income increased 11.6 percent over the prior year quarter as loans increased 19.0 percent from the second quarter of 2003," stated Ronald L. Thigpen, Executive Vice President and CEO.

     As of September 30, 2004, loans outstanding were $472.3 million, reflecting an increase of $54.1 million or 12.9 percent over September 30, 2003. Total assets at September 30, 2004 were $688.7 million and total deposits were $543.6 million. This reflects an increase of 11.1 percent in assets and 13.1 percent in deposits over September 30, 2003. Total assets and deposits were $620.1 million and $480.5 million, respectively at September 30, 2003.

     Georgia Bank & Trust Company currently operates eight offices in the Metro Augusta market and is the largest locally-owned and operated bank in Richmond and Columbia County. FDIC 2004 Deposit Market Share Reports place the bank as the second largest in the combined two county market.


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Press Release
Page 2
October 22, 2004

     The Company's common stock is publicly traded on the Over-the-Counter Bulletin Board under the symbol "GBFP." UBS Financial Services, Inc, Augusta, Georgia serves as the principal market maker of the common stock.

     For further information, please contact R. Daniel Blanton, President and CEO or Ronald L. Thigpen, Executive Vice President and Chief Operating Officer at 706-738-6990.

                  GEORGIA BANK FINANCIAL CORPORATION AND SUBSIDIARY
                             Consolidated Balance Sheets

                            ASSETS                      September 30,
                                                              2004      December 31,
                                                           (Unaudited)    2003
                                                        -------------  -------------
Cash and due from banks                                 $ 16,320,275   $ 15,704,566
Interest-bearing deposits in other banks                     511,797         17,318
                                                        -------------  -------------
      Cash and cash equivalents                           16,832,072     15,721,884

Investment securities
  Available-for-sale                                     166,371,791    151,394,463
  Held-to-maturity, at cost (fair values of
    $4,011,982 and $5,750,099, respectively)               3,776,525      5,437,519

Loans held for sale                                       13,816,174     14,047,080
Loans                                                    458,446,919    418,632,111
  Less allowance for loan losses                          (7,586,030)    (7,277,589)
                                                        -------------  -------------
      Loans, net                                         450,860,889    411,354,522

Premises and equipment, net                               18,308,807     14,250,543
Accrued interest receivable                                3,480,150      3,784,888
Intangible assets, net                                       139,883        139,883
Bank-owned life insurance                                 11,342,420     10,971,633
Other assets                                               3,747,276      3,530,542
                                                        -------------  -------------
                                                        $688,675,987   $630,632,957
                                                        =============  =============

              LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
    Noninterest-bearing                                 $ 80,614,105   $ 68,033,102
    Interest-bearing:
      NOW accounts                                        76,457,049     72,386,405
      Savings                                            215,883,334    194,366,425
      Money management accounts                           24,769,895     22,137,192
      Time deposits over $100,000                        106,864,387     97,631,749
      Other time deposits                                 39,040,176     29,396,929
                                                        -------------  -------------
                                                         543,628,946    483,951,802

Federal funds purchased and securities sold
  under repurchase agreements                             40,908,605     56,968,754
Advances from Federal Home Loan Bank                      40,000,000     30,000,000
Other borrowed funds                                       1,000,000        800,000
Accrued interest and other liabilities                     5,441,441      5,223,354
                                                        -------------  -------------
      Total liabilities                                  630,978,992    576,943,910
                                                        -------------  -------------

Stockholders' equity:
  Common stock, $3.00 par value; 10,000,000
    shares authorized; 5,284,746 shares issued;
    5,249,004 and 5,247,204 shares outstanding in
    2004 and 2003, respectively                           15,850,038     15,854,238
Additional paid-in capital                                34,235,517     34,337,584
Retained earnings                                          7,439,820      3,001,079
Treasury stock, at cost 35,742 and 37,542 shares in
  2004 and 2003, respectively                               (462,745)      (507,360)
Accumulated other comprehensive income                       634,365      1,003,506
                                                        -------------  -------------
      Total stockholders' equity                          57,696,995     53,689,047
                                                        -------------  -------------
                                                        $688,675,987   $630,632,957
                                                        =============  =============


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

                         GEORGIA BANK FINANCIAL CORPORATION AND SUBSIDIARY
                                 Consolidated Statements of Income

                                            (Unaudited)


                                                  Three Months Ended         Nine Months Ended
                                                     September 30,             September 30,
                                                -----------------------  --------------------------
                                                   2004        2003          2004          2003
                                                ----------  -----------  ------------  ------------
Interest income:
  Loans, including fees                         $7,073,443  $6,630,320   $20,504,835   $19,375,530
  Investment securities                          1,844,988   1,487,377     5,264,296     4,669,042
  Federal funds sold                                28,770      10,345        46,000        70,215
  Interest-bearing deposits in other banks             497         (84)          540         3,496
                                                ----------  -----------  ------------  ------------
      Total interest income                      8,947,698   8,127,958    25,815,671    24,118,283
                                                ----------  -----------  ------------  ------------

Interest expense:
  Deposits                                       1,784,792   1,715,861     5,098,812     5,635,878
  Federal funds purchased and securities sold
    under repurchase agreements                    142,662     154,025       454,471       486,524
  Other borrowings                                 470,573     447,923     1,348,610     1,338,929
                                                ----------  -----------  ------------  ------------
      Total interest expense                     2,398,027   2,317,809     6,901,893     7,461,331
                                                ----------  -----------  ------------  ------------
      Net interest income                        6,549,671   5,810,149    18,913,778    16,656,952

Provision for loan losses                          493,103     218,833     1,013,023     1,125,388
                                                ----------  -----------  ------------  ------------
      Net interest income after provision
       for loan losses                           6,056,568   5,591,316    17,900,755    15,531,564
                                                ----------  -----------  ------------  ------------
Noninterest income:
  Service charges and fees on deposits           1,342,105   1,149,044     3,628,474     3,371,463
  Gain on sale of loans                          1,461,997   2,862,538     4,367,103     7,181,770
  Investment securities gains (losses), net          1,833     (73,460)       (2,709)      (44,688)
  Retail investment income                         140,281      47,954       344,819       221,343
  Trust service fees                               147,239      97,451       405,309       247,086
  Increase in cash surrender value of
    bank-owned life insurance                      118,701     129,166       370,787       202,090
  Miscellaneous income                             108,354      94,061       320,298       285,365
                                                ----------  -----------  ------------  ------------
      Total noninterest income                   3,320,510   4,306,754     9,434,081    11,464,429
                                                ----------  -----------  ------------  ------------

Noninterest expense:
  Salaries                                       2,991,389   3,838,190     8,625,169     9,830,618
  Employee benefits                                693,087     727,505     2,190,042     2,037,439
  Occupancy expenses                               671,950     619,152     1,933,309     1,797,155
  Other operating expenses                       1,559,252   1,556,800     4,913,877     4,300,359
                                                ----------  -----------  ------------  ------------
      Total noninterest expense                  5,915,678   6,741,647    17,662,397    17,965,571
                                                ----------  -----------  ------------  ------------
      Income before income taxes                 3,461,400   3,156,423     9,672,439     9,030,422

Income tax expense                               1,139,062   1,059,793     3,187,288     3,104,631
                                                ----------  -----------  ------------  ------------
      Net income                                $2,322,338  $2,096,630   $ 6,485,151   $ 5,925,791
                                                ==========  ===========  ============  ============


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

                     GEORGIA BANK FINANCIAL CORPORATION AND SUBSIDIARY
                             Consolidated Statements of Income

                                        (Unaudited)


                                             Three Months Ended        Nine Months Ended
                                                 September 30,           September 30,
                                            ----------------------  ----------------------
                                               2004        2003        2004        2003
                                            ----------  ----------  ----------  ----------
Basic net income per share                  $     0.44  $     0.40  $     1.24  $     1.13
                                            ==========  ==========  ==========  ==========
Diluted net income per share                $     0.44  $     0.39  $     1.22  $     1.11
                                            ==========  ==========  ==========  ==========
Weighted average common shares outstanding   5,248,734   5,247,204   5,247,718   5,247,204
                                            ==========  ==========  ==========  ==========
Weighted average number of common and
  common equivalent shares outstanding       5,323,323   5,362,008   5,324,300   5,358,078
                                            ==========  ==========  ==========  ==========


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